Exhibit 107

Calculation of Filing Fee Table

FORM F-1

(Form Type)

Evaxion Biotech A/S

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered Securities

	Security Type	Security Class Title	Fee Calculation Rate	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
Fees to be paid	Equity	Ordinary Shares DKK 1 nominal value (1)(2)(3)	457(o)	—	—	$15,000,000.00	0.0001476	$2,214.00
Fees to be Paid	Other	Series A Warrants to purchase American Depositary Shares (4)	457(g)	—	—			—
Fees to be Paid	Equity	Ordinary Shares issuable upon exercise of Series A Warrants (1)(2)(5)	457(o)	—	—	$22,500,000	0.0001476	$3,321
Fees to be Paid	Other	Pre-Funded Warrants to purchase American Depositary Shares (4)	457(g)	—	—	—	—	—
Fees to be Paid	Equity	Ordinary Shares issuable upon exercise of Pre-Funded Warrants (1)(2)(3)	457(o)	—	—	—	—	—
Fees to be Paid	Other	Placement Agent Warrants to purchase American Depositary Shares (4)	457(g)	—	—	—	—	—
Fees to be Paid	Equity	Ordinary Shares issuable upon exercise of Placement Agent Warrants (2)(6)	457(o)	—	—	$$1,012,500	.00014760	$149.45
Fees Previously paid	Equity	Ordinary Shares DKK 1 nominal value (1)(2)(3)	457(o)	—	—	$10,000,000.00	0.0001476	$1,476.00
Fees Previously Paid	Other	Series A Warrants to purchase American Depositary Shares (4)	457(g)	—	—			—
Fees Previously Paid	Equity	Ordinary Shares issuable upon exercise of Series A Warrants (1)(2)	457(o)	—	—	$10,000,000.00	0.0001476	$1,476.00
Fees Previously Paid	Other	Pre-Funded Warrants to purchase American Depositary Shares (4)	457(g)	—	—	—	—	—
Fees Previously Paid	Equity	Ordinary Shares issuable upon exercise of Pre-Funded Warrants (1)(2)(3)	457(o)	—	—	—	—	—
Fees Previously Paid	Other	Placement Agent Warrants to purchase American Depositary Shares (4)	457(g)	—	—	—	—	—
Fees Previously Paid	Equity	Ordinary Shares issuable upon exercise of Placement Agent Warrants (2)(6)	457(o)	—	—	$$675,000	00014760	$99.63

		Total Offering Amount				$38,512,500		$5,684.45
		Total Fees Previously Paid				20,675,000.00		3,051.63
		Total Fee Offsets						—
		Net Fee Due						$2,632.82

(1)       Represents the maximum number of ordinary shares, represented by American Depositary Shares (“ADSs”), each representing one ordinary share, offered in this Registration Statement.

(2)       This Registration Statement includes an indeterminate number of additional ordinary shares issuable for no additional consideration pursuant to any stock dividend, stock split, recapitalization or other similar transaction effected without the receipt of consideration, which results in an increase in the number of outstanding ordinary shares. In the event of a stock split, stock dividend or similar transaction involving our common stock, in order to prevent dilution, the number of shares registered shall be automatically increased to cover the additional shares in accordance with Rule 416(a) under the Securities Act of 1933, as amended (the “:Securities Act”).

(3)       The proposed maximum aggregate offering price of the ADSs will be reduced on a dollar-for-dollar basis based on the offering price of any pre-funded warrants issued in the offering, and the proposed maximum aggregate offering price of the pre-funded warrants to be issued in the offering will be reduced on a dollar-for-dollar basis based on the offering price of any ADS issued in the offering. Accordingly, the proposed maximum aggregate offering price of the ADSs and pre-funded warrants (including the ordinary shares issuable upon exercise of the pre-funded warrants), if any, is $15,000,000.

(4)       No separate registration fee required pursuant to Rule 457(g) under the Securities Act

(5)       Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(g) under the Securities Act.

(6)       Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(g) under the Securities Act. The placement agent warrants are exercisable for up to the number of ADSs or pre-funded warrants equal to 5% of the aggregate number of securities sold in this offering at a per ADS exercise price equal to 135% of the public offering price of the ADSs. As estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(g) under the Securities Act, the proposed maximum aggregate offering price of the representative’s warrants is $1,012,500, which is equal to 135% of $750,000 (5% of the proposed maximum aggregate offering price of $15,000,000).

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